UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2005

LONG BEACH SECURITIES CORP.
(as depositor under the Pooling and Servicing Agreement,
dated as of April 1, 2005, providing for the issuance of
Asset-Backed Certificates, Series 2005‑2)
 (Exact name of registrant as specified in its charter)

  333-109318
(Commission File Number)

Delaware	33-0917586
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1400 South Douglass Road, Suite 100, Anaheim, California 92806
(Address of principal executive offices, with zip code)

(714) 939-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Description of the Certificates and the Mortgage Pool

            As of the date hereof, Long Beach Securities Corp. (the "Registrant") has caused to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement to its Prospectus, dated February 10, 2004, in connection with the Registrant's issuance of a series of certificates, entitled Long Beach Mortgage Loan Trust 2005‑2, Asset-Backed Certificates, Series 2005‑2 (the "2005‑2 Certificates"), to be issued pursuant to a pooling and servicing agreement, dated as of April 1, 2005, among the Registrant as depositor (the "Depositor"), Long Beach Mortgage Company as master servicer ("Master Servicer") and Deutsche Bank National Trust Company as trustee.  The Registrant, Master Servicer, Goldman, Sachs & Co. ("GS") and WaMu Capital Corp. ("WCC" and, together with GS, the "Co-Lead Underwriters"), as representatives for themselves, Credit Suisse First Boston LLC and Lehman Brothers Inc. have entered into an Underwriting Agreement dated as of March 23, 2005 for the purchase of the Class I-A1 Certificates, the Class I-A2 Certificates, the Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates, (the "Underwritten Certificates").  The 2005‑2 Certificates will represent in the aggregate the entire beneficial ownership interests in a trust fund (the "Trust Fund") consisting primarily of a pool of fixed rate and adjustable rate, first lien residential mortgage loans having original terms to maturity up to 30 years (the "Mortgage Loans").

Computational Materials

            The Co-Lead Underwriters have advised the Registrant that they have furnished to certain prospective purchasers of Certificates certain materials, herein referred to as "Computational Materials", in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund, the structure of the Underwritten Certificates and terms of certain classes of Underwritten Certificates, and the hypothetical characteristics and hypothetical performance of certain classes of Underwritten Certificates under certain assumptions and scenarios.

            The Computational Materials have been provided by the Co-Lead Underwriters.  The information in the Computational Materials is preliminary and will be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Commission.

            The Computational Materials were prepared by the Co-Lead Underwriters at the request of certain prospective investors. The Computational Materials may be based on information that differs from the information set forth in the Prospectus Supplement.

Item 9.01         Financial Statements and Exhibits

                        (a)        Financial Statements.

                                    Not applicable.

                        (b)        PRO FORMA Financial Information.

                                    Not applicable.

                        (c)        Exhibits

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description

1	99.1	Computations Materials (as defined in Item 8.01) that have been provided by Goldman, Sachs & Co. and WaMu Capital Corp. to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2005

LONG BEACH SECURITIES CORP.

By:	/s/ Deven Patel

Name: Deven Patel
Title: Authorized Officer

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

99.1	Computations Materials (as defined in Item 8.01) that have been provided by Goldman, Sachs & Co. and WaMu Capital Corp. to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑2.	P

EXHIBIT 99.1

FILED BY PAPER